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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 14, 1999, on the financial statements of Western Directional, Inc. as of and for the year ended December 31, 1998 included in this Form 8-K of Quanta Services, Inc. It should be noted that we have not audited any financial statements of Western Directional, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


S. J. Gallina & Co., LLP


Sacramento, California
November 12, 1999